UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2025

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

797 Commonwealth Drive, Warrendale, Pennsylvania 15086

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Adoption of Severance Plan

On January 1, 2025 Limbach Holdings, Inc. (the “Company”) implemented the Limbach Holdings, Inc. Executive Severance and Change in Control Plan, effective January 1, 2025 (the “Severance Plan”). The purpose of the Severance Plan is to provide financial support to a group of senior-level executives of the Company (the “Covered Executives”) following a qualifying termination of employment, consistent with the Company’s values and culture and to help attract and retain highly qualified employees essential to the Company’s success. Under the Severance Plan, Covered Executives involuntarily terminated without cause (or who resign for good reason) outside a specified change in control period may be eligible for severance equal to the executive’s annual base salary plus a “bonus amount,” as well as continuation payments made for the purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA Continuation Payments”), all as more fully set forth in the Severance Plan. Covered executives involuntarily terminated without cause (or who resign for good reason) within the specified change in control period may be eligible for severance at a higher multiple of annual base salary plus a “bonus amount,” additional COBRA Continuation Payments, and accelerated or pro-rated vesting of outstanding equity awards, all as more fully set forth in the Severance Plan.

The Severance Plan includes provisions addressing offsets, potential clawbacks, compliance with Internal Revenue Code Section 409A, and other administrative details.

This description is qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Approval of New Equity Award Forms

On January 1, 2025, the Compensation Committee (the “Committee”) of the Company approved two new forms of restricted stock unit (“RSU”) award agreements (together, the “New Equity Award Forms”) under the Limbach Holdings, Inc. Amended and Restated Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). These New Equity Award Forms consist of a:

Performance-Based Restricted Stock Unit Agreement

Performance-based restricted stock units (“PSUs”) vest based on pre-established performance goals tied to relative total shareholder return over a specified performance period. Unvested PSUs may be forfeited upon certain termination events and accelerated vesting may occur in connection with other events. The form agreement includes procedures for satisfying tax withholding obligations and contains restrictive covenants such as non-competition, non-solicitation, and non-disparagement obligations, with the possibility of forfeiture of the units, recovery of shares by the Company and any other available remedies for non-compliance. This New Equity Award Form also has new provisions that take into account the Severance Plan.

Time-Based Restricted Stock Unit Agreement

Time-based restricted stock units (“RSUs”) vest in installments over a predetermined schedule; subject to the participant’s continuous service. Unvested RSUs are generally forfeited upon termination of employment. The agreement includes procedures for satisfying tax withholding obligations and contains restrictive covenants such as non-competition, non-solicitation, and non-disparagement obligations, with the possibility of forfeiture of the units, recovery of shares by the Company and any other available remedies for non-compliance. The RSU form is based on the form previously used by the Company but also has new provisions that take into account the Severance Plan.

These descriptions are qualified in their entirety by reference to the full text of the Performance-Based Restricted Stock Unit Agreement and Time-Based Restricted Stock Unit Agreement, which are filed as Exhibits 10.2 and 10.3 hereto, respectively and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Limbach Holdings, Inc. Executive Severance and Change in Control Plan
10.2	Form of Performance-Based Restricted Stock Unit Agreement
10.3	Form of Time-Based Restricted Stock Unit Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
	Name:	Jayme L. Brooks
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 6, 2025